                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934



Filed by the Registrant / X /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement     / / Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

/ X / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a.11(c) or Section 240.14a-12

                         THE ACKERLEY GROUP, INC.
                (Name of Registrant as Specified in Charter)

                                  N/A
    (Name of Persons Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ X / No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
                                                           N/A
(2) Aggregate number of securities to which transaction applies:
                                                           N/A
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                           N/A
(4) Proposed maximum aggregate value of transaction:
                                                           N/A
(5) Total fee paid:
                                                           N/A

/ / Fee paid previously with preliminary materials
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                                N/A
(2) Form, Schedule or Registration Statement No.:
                                N/A
(3) Filing Party:
                                N/A
(4) Date Filed:
                                N/A

                              March 28, 1997

TO OUR SHAREHOLDERS:

    You are cordially invited to attend the Annual Meeting of Shareholders of The Ackerley Group, Inc. (formerly Ackerley Communications, Inc.) (the "Company"), which will be held at 9:00 a.m., Pacific Daylight Savings Time on Monday, May 5, 1997, at the The Rainier Club, 820 4th Avenue, Seattle Washington. In that connection, please find enclosed a Notice of Annual Meeting, a Proxy Statement, a form of Proxy and a copy of the Company's Annual Report on Form 10-K.

    At the Annual Meeting, you will be asked to elect directors of the Company. If you do not plan to attend this meeting, we request that you return the enclosed proxy promptly in the return envelope provided for your convenience, so that as many shares as possible will be represented at the meeting. If you attend the meeting, you may vote in person.

                                               SINCERELY,

                                               Denis M. Curley
                                               Executive Vice President
                                               Chief Financial Officer,
                                               Treasurer and Secretary

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of The Ackerley Group, Inc. (formerly Ackerley Communications, Inc.) will be held at The Rainier Club, 820 4th Avenue, Seattle, Washington, on Monday, May 5, 1997 at 9:00 a.m., Pacific Daylight Savings Time, for the purpose of considering and voting upon the following matters:

        1. ELECTION OF DIRECTORS. Electing a Board of Directors to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified.

        2. WHATEVER OTHER BUSINESS properly may be brought before the meeting or any adjournment thereof.

    Shareholders of record of Common Stock and Class B Common Stock at the close of business on March 25, 1997 are entitled to notice of and to vote at the Annual Meeting. A complete list of shareholders entitled to vote will be available for examination at the Annual Meeting and at the Company's headquarters, Suite 4000, 1301 Fifth Avenue, Seattle, Washington, for ten days before the meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      __________________________________
Seattle, Washington                   Denis M. Curley
March 28, 1997                        Executive Vice President and Chief
                                      Financial Officer, Treasurer and Secretary

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER
OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY DELIVERING WRITTEN NOTICE TO THE ASSISTANT SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO ITS EXERCISE.

                                PROXY STATEMENT

GENERAL

    This Proxy Statement and the accompanying Proxy are being first sent or given to shareholders on or about March 28, 1997, for use in connection with the Annual Meeting of Shareholders of The Ackerley Group, Inc. (the "Company") to be held on Monday, May 5, 1997 at 9:00 a.m., Pacific Daylight Savings Time.


VOTING SHARES

    Only those shareholders of record of the Company's voting common stock, par value $.01, including Common Stock and Class B Common Stock, at the close of business on March 25, 1997, shall be entitled to notice of the meeting and to vote. The number of shares of voting common stock of the Company outstanding and entitled to vote at the Annual Shareholders' Meeting is 19,813,002 shares of Common Stock and 11,353,810 shares of Class B Common Stock. On each matter before the meeting, including the election of directors, holders of Common Stock have one vote for each share of Common Stock held and holders of Class B Common Stock have ten (10) votes for each share of Class B Common Stock held. Shareholders are not entitled to cumulate their votes in the election of directors.

SOLICITATION OF PROXIES

    The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company, and the costs of solicitation will be borne by the Company. In addition to the use of the mails, solicitation may be made, without additional compensation, by directors and officers and regular employees of the Company, by telephone, telegraph and personal interview. The Company will reimburse brokers, nominees and similar record holders for reasonable expenses in mailing proxy material to beneficial owners.

APPOINTMENT AND REVOCATION OF PROXIES

    If the enclosed Proxy is duly executed and received in time for the meeting, it is the intention of the persons named therein to vote the shares represented by the Proxy "FOR" the matter in question, unless otherwise indicated. Any proxy given by a shareholder may be revoked before its exercise by notice to the Secretary of the Company in writing at any time prior to its use. The shares represented by properly executed proxies will be voted in accordance with the specifications therein, or, if no preference is specified, in accordance with the recommendation of management as specified above.

ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended December 31, 1996 accompanies this Proxy Statement.

                         ITEM 1--ELECTION OF DIRECTORS

    The Company's Bylaws provide that the number of directors to be elected at the shareholders' meeting shall be not less than one (1) nor more than eight
(8), as determined by the Board of Directors. The Company's Third Restated Certificate of Incorporation, as amended, provides that the Company's Board may change the number of directors from time to time, and the Company's Bylaws provide that the Company's Board may fill any vacancies created. The Board of Directors has fixed the number of directors to be elected at this Annual Meeting at five (5).

    If any nominee should refuse or be unable to serve, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve. The term of office for all the above nominees will be for one year and until their successors are elected and have qualified. The nominees for election as directors are the current members of the Board of Directors: Barry A. Ackerley, Gail A. Ackerley, Richard P. Cooley, M. Ian Gilchrist and Michel C. Thielen.

    Each position on the Board of Directors is filled by the nominee receiving a plurality of the votes cast with respect to such position. Abstentions from voting will have the practical effect of voting against the nominee because it is one less vote for approval. "Broker non-votes" will have no effect because they are not considered "shares present" for voting purposes. Proxies cannot be voted for more than five persons.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES TO BE ELECTED AS DIRECTORS.

SHARE OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information, including the beneficial ownership of shares of Common Stock and Class B Common Stock as of March 14, 1997, with respect to the nominees for director, current directors, the executive officers named in the table appearing under "Executive Compensation" below, persons known to the Company to beneficially own more than five (5) percent of the outstanding Common Stock on March 14, 1997, and by the directors and executive officers of the Company as a group. All share amounts reflect a two-for-one stock split that was effective on October 15, 1996.

                                                                          SHARES OF THE COMPANY'S COMMON STOCK
                                                                          AND CLASS B COMMON STOCK AND PERCENT
                                                                             OF CLASS BENEFICIALLY OWNED (1)
                        NAME, AGE AND                           ---------------------------------------------------------
                     PRINCIPAL OCCUPATION                                                        CLASS B
                    DURING PAST FIVE YEARS                       COMMON STOCK      PERCENT     COMMON STOCK     PERCENT
--------------------------------------------------------------  ---------------  -----------  --------------  -----------
Barry A. Ackerley, 62                                            10,779,476(2)       54.4%    11,217,619(2)       99.3%
Chairman and Chief Executive Officer of
the Company; Company Director since 1975

Gail A. Ackerley, 59                                             10,779,476(2)       54.4%    11,217,619(2)       99.3%
Co-Chairman of the Company
Chairman of Ackerley Corporate Giving
(Company's charitable activities);
Company Director since 1995

Richard P. Cooley, 73                                                 4,631           *              -0-           *
Retired, Chairman (1988-April 1994) and
Chief Executive Officer (1988-1991),
Seattle-First National Bank;
director, Egghead Software Inc.;
Director since 1995

M. Ian G. Gilchrist, 47                                                1,491           *              -0-           *
Managing Director (May 1995-present),
Salomon Brothers Inc.; Managing Director (February 1992-May
1995), CS First Boston Corporation (investment
banking--media/ telecommunications); Company Director since 1995

Michel C. Thielen, 62                                                  1,491           *              -0-           *
Chairman of the Board and President,
Thielen & Associates (advertising agency); Vice President,
Executive Wings, Inc. (airport operations company); Company
Director since 1979

William N. Ackerley, 36                                                23,430           *         24,783(4)          *
President and Chief Operating Officer
of the Company

Denis M. Curley, 49                                                         2           *              -0-           *
Executive Vice President and Chief
Financial Officer, Treasurer and Secretary of the Company

Keith W. Ritzmann, 44                                                     802           *              200           *
Vice President and Controller
of the Company

                                       3

                                                                          SHARES OF THE COMPANY'S COMMON STOCK
                                                                          AND CLASS B COMMON STOCK AND PERCENT
                                                                             OF CLASS BENEFICIALLY OWNED (1)
                        NAME, AGE AND                           ---------------------------------------------------------
                     PRINCIPAL OCCUPATION                                                        CLASS B
                    DURING PAST FIVE YEARS                       COMMON STOCK      PERCENT     COMMON STOCK     PERCENT
--------------------------------------------------------------  ---------------  -----------  --------------  -----------

Gabelli Funds, Inc. (5% shareholder)                               2,323,400        11.7%             -0-           *
One Corporate Center
Rye, NY 10580


All Directors and Executive                                       10,811,323        54.6%      11,296,602        99.5%
Officers as a group (8 persons)


------------------------

(1) Unless otherwise indicated, represents shares over which each nominee exercises sole voting or investment power.

(2) Barry Ackerley and Gail Ackerley are husband and wife. Includes 7,264 shares of Common Stock and 264 shares of Class B Common Stock held by Gail A. Ackerley, of which Mr. Ackerley disclaims beneficial ownership.

(3) Barry Ackerley and Gail Ackerley are husband and wife. The amount shown includes 10,772,212 shares of Common Stock and 11,271,355 shares of Class B Common Stock held by Barry A. Ackerley, of which Mrs. Ackerley disclaims beneficial ownership.

(4) Includes 14,330 shares of Class B Common Stock held by his minor children, for which William Ackerley exercises sole voting and investment power as custodian under the Washington Uniform Transfer to Minor Act.

*   Indicates amounts equal to less than 1% of the outstanding shares.

    Section 16(a) Beneficial Ownership Compliance

    Under the federal securities laws, the Company's directors and executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission") and the American Stock Exchange. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates.

    On March 8, 1996 and March 11, 1996, Barry A. Ackerley sold an aggregate of 50,000 shares of Common Stock and coverted 50,000 shares of Class B Common Stock into an equivalent number of shares of Common Stock, pursuant to shareholder rights granted in the Company's Certificate of Incorporation, on March 12, 1996. These transactions were reported late on Form 4, filed with the Commission on October 17, 1996. In addition, Gail A. Ackerley, who is deemed to possess an indirect ownership interest in Mr. Ackerley's Common Stock and Class B Common Stock holdings, reported her indirect interest in these transactions late on Form 4, filed with with the Commission on February 11, 1997.

    In September 1996, Richard P. Cooley, M. Ian G. Gilchrist, and Michel C. Thielen each filed a late report of their purchases of 200 shares of Common Stock on May 15, 1996 under the Nonemployee Directors' Equity Compensation Plan.

    In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with Commission.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

    Since the election of directors at the last annual shareholders meeting in May 1996, the Board of Directors met two times. All directors attended those meetings of the Board.

    The Board of Directors of the Company established an Audit Committee in September 13, 1995, comprised of Messrs. Cooley, Gilchrist and Thielen. The Audit Committee review with the auditors the scope of the audit and the financial statements. The Committee also is responsible for recommending to the Board a firm of independent auditors to act as the Company's independent auditor. The Audit Committee met one time during 1996.

DIRECTORS' FEES

    As of May 1996, each director who is not an employee of the Company receives a quarterly fee of $5,000. In addition, each director is reimbursed up to $1,500 per quarter for out-of-pocket expenses in connection with attendance at meetings of the Board of Directors.

NONEMPLOYEE DIRECTORS' EQUITY COMPENSATION PLAN

    The Company's Nonemployee-Directors' Equity Compensation Plan (the "Directors' Plan") was approved by the Board of Directors in 1995 and by the shareholders in 1996. The purpose of the Directors' Plan is to allow directors who are not employees of the Company ("Nonemployee Directors") to elect to receive directors' fees in the form of shares of Common Stock instead of in cash. There is a total of 100,000 shares of Common Stock authorized and reserved for issuance under the Directors' Plan.

    Under the terms of the Directors' Plan, a Nonemployee Director may elect to have all or any part of his or her directors' fees that are payable at the end of a three-month period ("Quarter") applied toward the purchase of shares of Common Stock. To exercise this option, Nonemployee Director must submit an irrevocable written election to the Company six months in advance of the payment date for directors' fees accrued during the Quarter ("Payment Date"). The purchase price for shares of Common Stock is based on the per share closing price for the Common Stock as reported on the American Stock Exchange on the last trading day before the Payment Date.

    As of December 31, 1996, Richard P. Cooley, M. Ian G. Gilchrist, and Michel
C. Thielen have each received 350 shares of Common Stock pursuant to their respective elections under the Directors' Plan.

EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning compensation paid or accrued by the Company during the fiscal years ended December 31, 1996, 1995 and 1994, to or on behalf of the Company's Chief Executive Officer and to or on behalf of each executive officer whose aggregate cash compensation exceeded $100,000 for the prior fiscal year (the "Named Executives").


                             SUMMARY COMPENSATION TABLE




                                                                                         LONG TERM COMPENSATION
                                                                                       --------------------------
                                                              ANNUAL COMPENSATION         AWARDS       PAYOUTS
                                     --------------------------------------------     ------------     -------
                                                                           OTHER        SECURITIES
            NAME AND                                                      ANNUAL        UNDERLYING       LTIP
            PRINCIPAL                           SALARY      BONUS      COMPENSATION       OPTIONS       PAYOUTS
            POSITION                 YEAR        ($)         ($)          ($)(1)          (#)(2)        ($) (3)
---------------------------------  ---------  ----------  ----------  ---------------  -------------  -----------
Barry A. Ackerley, Chairman of     1996         $500,016    $200,000        N/A             -0-          $-0-
  the Board and Chief Executive    1995         $500,016    $200,000        N/A             -0-          $-0-
  Officer                          1994         $500,016    $200,000        N/A             -0-          $-0-

William N. Ackerley, President     1996         $216,010     $25,489        N/A             -0-          $-0-
  and Chief Operating Officer      1995         $208,200     $30,731        N/A           20,000         $-0-
                                   1994         $187,500     $62,500        N/A             -0-          $-0-

Denis M. Curley, Executive Vice
  President and Chief Financial    1996         $200,000     $23,600        N/A             -0-          $-0-
  Officer, Treasurer and           1995         $192,500     $28,248        N/A           30,000         $-0-
  Secretary                        1994         $182,500     $61,500        N/A             -0-          $-0-

Keith W. Ritzmann Vice President   1996         $111,000     $10,268        N/A             -0-          $-0-
  and Controller                   1995         $106,800     $10,168        N/A            5,000         $-0-
                                   1994         $100,700     $12,139        N/A             -0-          $-0-










                                           ALL OTHER
                                         COMPENSATION
                                   -------------------------


                                    SAVINGS
                                       AND
            NAME AND               RETIREMENT
            PRINCIPAL               PLAN ($)      OTHER($)
            POSITION                   (4)           (5)
---------------------------------  -----------   -----------
Barry A. Ackerley, Chairman of        $6,000      $   6,318
  the Board and Chief Executive       $6,000      $  18,706
  Officer                             $6,000      $  32,373


William N. Ackerley, President        $6,000      $     594
  and Chief Operating Officer         $6,000      $     486
                                      $6,000
Denis M. Curley, Executive Vice
  President and Chief Financial       $4,863      $   1,566
  Officer, Treasurer and              $6,000      $   1,566
  Secretary                           $6,000      $   1,566

Keith W. Ritzmann Vice President      $4,440      $     577
  and Controller                      $4,272      $     552
                                      $3,743      $     526

------------------------

(1) None of the Named Executives received perquisites or other personal benefits, in any of the years shown, in an aggregate amount equal to or exceeding the lesser of (i) $50,000 or (ii) 10% of the executive's total annual salary and bonus for each year.

(2) Share amounts reflect an adjustment for the October 15, 1996 2-for-1 stock split.

(3) The amounts appearing in this column are the value as of December 31, 1996, 1995 and 1994, respectively, of the shares earned under the Company's Employees Stock Option Plan.

(4) The amounts appearing in this column are Company contributions and credits on behalf of each named executive under the Company's Savings and Retirement Plan.

(5) Includes value of life insurance in excess of $50,000 for each of the Named Executives and imputed interest on indebtedness to the Company incurred by Barry Ackerley for the years 1995 and 1994.

OPTION GRANTS IN LAST FISCAL YEAR

No options for shares of Common Stock were granted to any of the Named
Executives.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

    This table includes the number of shares covered by both exercisable and non-exercisable stock options held by each of the Named Executives as of December 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock. No options were exercised by named executive officers during 1996.

    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

------------------------------------------------------------------------------------------------------------------------
                                                                                                           VALUE OF
                                                                                                         UNEXERCISED
                                                                                     NO. OF SHARES       IN-THE-MONEY
                                                                                      UNDERLYING          OPTIONS AT
                                                                                  UNEXERCISED OPTIONS       FISCAL
                                                                                       AT FISCAL           YEAR-END
                                                                                       YEAR-END          EXERCISABLE/
                                               SHARES ACQUIRED        VALUE          EXERCISABLE/       UNEXERCISABLE
NAME                                             ON EXERCISE      REALIZED ($)     UNEXERCISABLE (#)         ($)
--------------------------------------------  -----------------  ---------------  -------------------  ----------------
Barry A. Ackerley...........................            N/A               N/A                  N/A             N/A

William N. Ackerley.........................            N/A               N/A           -0-/50,000         -0-/414,375

Denis M. Curley.............................            N/A               N/A           -0-/70,000         -0-/650,000

Keith W. Ritzmann...........................            N/A               N/A           -0-/15,000         -0-/131,250

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The Company did not grant any long-term incentive compensation to any of the Named Executives during 1996.

BOARD REPORT ON EXECUTIVE COMPENSATION

    The Company has no separate compensation committee. Consequently, all compensation matters respecting the Company's executive officers is determined by the Board of Directors acting as a whole.

    In determining the compensation to be paid to the Company's executive officers in 1996, the Board employed compensation policies designed to align the compensation with the Company's overall business strategy, values and management initiatives. These policies are intended to reward executives for enhancing the long-term value of the Company's assets, to support a performance-oriented environment that rewards achievement of internal goals and recognizes Company performance compared to performance levels of companies in its industries, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. The Board believes that by striving to best obtain these goals the executive officers should enhance shareholder value for the long-term.

    The key components of executive officer compensation are (i) salary, which is based on factors such as the individual officer's level of responsibility and comparisons to similar positions in the Company's subsidiaries and comparable media and advertising companies; (ii) cash bonus awards, which are based on individual performance and the performance of the Company, measured primarily in terms of increases in the Company's Operating Cash Flow and accomplishment of the Company's strategic goals; and (iii) stock option awards which are intended to increase the motivation for an interest in the Company's long-term success as measured by the Company's share price.

    The Board based the 1996 compensation of the executive officers on the policies described above. The executives' salaries in 1996 were based on a variety of factors including the salaries of the executive officers of comparable media advertising companies. Cash bonuses were paid to executive officers at year-end, primarily in recognition of the progress made by the Company during the year in improving its Operating Cash Flow, achieving a record level of sales and net income and pursuing the Company's overall strategic goals. Individual performance was also taken into account.

    The Board based the 1996 compensation of the Chief Executive Officer on the policies described above. The Chief Executive Officer's salary in 1996 remained at the same level as last year's and is believed to be in the lower range of salaries of the chief executive officers of comparable media advertising companies. The cash bonus which was paid to the Chief Executive Officer for 1996 was primarily in recognition of another year of record-level sales and net income as well as the substantial progress, as determined by the Board of Directors, made by the Company during the year toward pursuing the Company's overall strategic goals and attaining the Company's long-term goal of increasing the Company's earnings per share.

Barry A. Ackerley, Director           M. Ian G. Gilchrist, Director
Gail A. Ackerley, Director            Michel C. Thielen, Director
Richard P. Cooley, Director


REPRICING, REPLACEMENT OR CANCELLATION AND REGRANT OF OPTIONS

    No adjustments or amendments to the exercise price of stock options previously awarded to any of the Named Executives were made at any time during 1996.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors as a whole determines the compensation to be paid the Company's executive officers as well as the options to be granted any executive officer at any time. Mr. Barry A. Ackerley, the Company's Chief Executive
Officer, and his wife, Gail A. Ackerley, have served on the Board of Directors during the past fiscal year.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    The SEC requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index or other broad market index performance and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Stock Index and the mutual fund, Fidelity Select Multimedia Portfolio, as an index of peer companies.

    The following chart compares total cumulative shareholder return for $100 invested in the Common Stock of the Company on December 31, 1991 with the cumulative total return of the S&P 500 Stock Index and Fidelity Select Multimedia Portfolio for the five most recently completed fiscal years.


                                   [GRAPHIC]

SAVINGS AND RETIREMENT PLAN

    In 1978, the Company adopted its Savings and Retirement Plan (the "Savings Plan"). The Savings Plan was amended, effective January 1, 1985, to convert it to one qualified under Section 401(k) of the Internal Revenue Code, as amended.

    All employees who have served at least three months with the Company as of the beginning of a calendar quarter, including employees of subsidiaries of the Company who are not covered by a collective bargaining agreement, may participate in the Savings Plan. The Company may waive the exclusion of employees subject to collective bargaining agreements in individual cases. As of December 31, 1996, all subsidiaries of the Company were participating in the Savings Plan.

    An eligible employee may elect to have his or her base salary reduced from 2% to 15%, up to the statutory limitation. This amount, plus an equal amount provided by the Company up to a maximum of 4% of the participant's pre-reduction monthly salary, is then contributed by the Company to an independently managed trust established pursuant to the Savings Plan. The Company also may make an additional voluntary contribution, which is allocated pro rata among all participating employees based on the amount of their contributions for that same Savings Plan year.

    The Company's contributions vest partially when a participant has completed three years of service, with the vested portion of the Company's contributions increasing to 100% upon the employee having completed five years of service. An employee also becomes fully vested when he or she reaches age 65, becomes totally disabled or dies. All amounts contributed by an employee, and those portions of the amounts contributed by the Company that have vested, are payable in a single lump sum or a qualified joint and survivor annuity upon retirement, total disability, death or termination of employment with the Company. The amounts contributed to the Savings Plan by the Company on behalf of the named executive officers during 1996 is disclosed in the Summary Compensation Table under the column entitled "All Other Compensation."

STOCK PURCHASE AGREEMENTS

    In 1989, the Company entered into amendments to certain Stock Purchase Agreements dated 1981 with certain of its key employees to sell shares of its Common Stock at a price per share equal to the fair market value of such stock at the time the agreements were executed. At any time ten years from the date of the amended Stock Purchase Agreements, holders may purchase shares, in whole or in part, by funds which have been credited to escrow accounts by such holders subject to certain earlier termination provisions. Under certain circumstances, the Company may have a right of first refusal on the sale of any shares of Common Stock and Class B Common Stock acquired pursuant to the Stock Purchase Agreements. In connection with the Class B Common Stock dividend in June 1987, the Company amended the Stock Purchase Agreements to provide for the distribution of one share of Class B Common Stock at no extra cost to the holder for each share of Common Stock subject to the Stock Purchase Agreement at the time such Common Stock is purchased.

    As of December 31, 1996, there was an aggregate of 52,500 shares of Common Stock and an equal number of shares of Class B Common Stock subject to Stock Purchase Agreements at a weighted average purchase price per share of $2.00 per share of Common Stock. During 1996, no rights to purchase Common Stock or Class B Common Stock under any Stock Purchase Agreement were exercised. No executive officers hold outstanding Stock Purchase Agreements.

STOCK OPTION PLAN

    The Company's Employees Stock Option Plan (the "Plan") was approved by the Board of Directors and the stockholders of the Company in 1983. In 1994, the Plan was amended, with the approval of the shareholders, to, among other things, extend the term of the Plan and to increase the number of shares available for stock option grants. A total of 1,000,000 shares of Common Stock (as adjusted to reflect the October 15, 1996 stock split) have been authorized and reserved for issuance under the Plan.

    The Plan provides for the granting to employees, including officers, of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting of nonstatutory stock options to employees, including officers and directors. The Plan is currently administered by the Board of Directors, which determines the recipients of option grants and the terms of such options, including the term of the option, exercise price, number of shares subject to the option and the exercisability thereof. No option granted under the Plan is transferable by the holder other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the holder only by such holder.

    The exercise price of all incentive stock options granted under the Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of all nonstatutory stock options granted under the Plan is determined by the Board at its sole discretion. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock ("10% shareholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The terms of all options granted under the Plan, other than options granted to a 10% shareholder, may not exceed ten years.

    The Plan grants the Board of Directors the discretion to determine when options granted thereunder shall become exercisable and when such options will expire (up to ten years from grant). Generally, such options vest and become exercisable five years from the date of grant and terminate ten years from the date of grant, subject to earlier termination due to termination of employment with the Company. In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each option shall be assumed or an equivalent option substituted by the successor corporation, or the Board of Directors may take such other action as it may decide, including the acceleration of the exercisability of all outstanding options.

    As of December 31, 1996, the Company had granted options to purchase an aggregate of 658,000 shares of Common Stock and all of which remain outstanding at a weighted average exercise price of $2.96 per share, leaving 260,250 shares of Common Stock available for future grants under the Plan. During 1996, stock options for 32,000 shares of Common Stock (as adjusted for the October 1996 stock split) were exercised.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In June 1990, a corporation owned by the Company's Chairman and Chief Executive Officer, Barry A. Ackerley, entered into an agreement with a subsidiary of the Company to provide air transportation services for the Seattle SuperSonics and other Company purposes. The agreement calls for monthly fees of approximately $63,000 for such services and may be terminated on December 31, 1998 at the option of either party.

    Kimberly Cleworth, who is Barry and Gail Ackerley's daughter, began serving as the Company's Vice President of Marketing on January 1, 1994 and was paid a total of $108,575 for the year as compensation for such services.

    FROM TIME TO TIME THE COMPANY ADVANCES FUNDS TO MR. Barry Ackerley for his personal use. Since January 1, 1994, the highest aggregate amount of such loans was $350,000. For the years ended December 31, 1996, 1995 and 1994, the aggregate outstanding principal amounts of such loans were $-0-, $-0- and $150,000, respectively. Interest on this indebtedness accrues and is imputed at the same rate as that charged to the Company on its senior bank debt.

                             ITEM 2--OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the recommendations of management on such matters.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Ernst & Young LLP performed the audit of the consolidated financial statements for the Company and its subsidiaries for the year ended December 31, 1996. The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the current year. Shareholders are not required to take action on this selection. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given the opportunity to present a statement if they so desire and will be available to respond to appropriate questions.

                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS


    Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders of the Company scheduled to be held May 4, 1998 must be received for inclusion in the Proxy Statement and form of Proxy relating to that meeting by November 30, 1997.


                                     By Order of the Board of Directors,


                                     /s/ Denis M. Curley
                                     ------------------------------------------
                                     DENIS M. CURLEY
Seattle, Washington                  Executive Vice President and Chief
March 28, 1997                       Financial Officer, Treasurer and Secretary



     THE COMPANY URGES YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. ANY PERSON GIVING A PROXY MAY REVOKE IT PRIOR TO ITS EXERCISE.

                                     PROXY

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            THE ACKERLEY GROUP, INC.
                       PLEASE SIGN AND RETURN IMMEDIATELY

    KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned Shareholder of The Ackerley Group, Inc., Seattle, Washington ("Company"), do hereby nominate, constitute and appoint Keith W. Ritzmann and Carmen L. Smith, and each of them (with full power to act alone), my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all the Common Stock, including Class B Common Stock, of the Company standing in my name and on its books on March 25, 1997, at the Annual Meeting of Shareholders to be held at The Rainier Club, 820 Fourth Avenue, Seattle, Washington, on Monday, May 5, 1997, at 9:00 a.m. Pacific Daylight Time, or at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

    1. ELECTION OF DIRECTORS. The election of the persons listed below to serve as Directors for the ensuing year.

FOR all nominees listed below (Except as       WITHHOLD AUTHORITY
marked to the contrary below):                 to vote for all nominees
                                               listed below:

                          Barry A. Ackerley
                          Gail A. Ackerley
                          Richard P. Cooley
                          M. Ian G. Gilchrist
                          Michel C. Thielen

    INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


                     -----------------------------------

    2. WHATEVER OTHER BUSINESS may properly be brought before the meeting or any adjournment thereof.

    THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSITIONS LISTED UNLESS AUTHORITY IS WITHHELD, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

    Management knows of no other matters that may properly be, or which are likely to be brought before the meeting. However, if any other matters are properly presented at the meeting, this proxy shall be voted in accordance with the recommendations of the management.

    The Board of Directors recommends that you "FOR" the listed propositions.

                                     DATED_________________________, 1997
                                     ____________________________________

                                     ____________________________________
                                     WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                     ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                     PLEASE GIVE FULL TITLE. IF MORE
                                     THAN ONE TRUSTEE, ALL SHOULD SIGN.
                                     ALL JOINT OWNERS MUST SIGN.